UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2009

UCommodore Applied Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11871	11-3312952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Knight Street, Suite B, Richland, Washington	99352
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 943-2565

UN/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01  Other Events

On March 31, 2009, the Board of Directors of Commodore Applied Technologies, Inc. (the “Corporation”) adopted a new 2009 Stock Option Plan (“the Plan”) to replace the 1998 Stock Option Plan which expired December 15, 2008.  The significant terms on the 2009 Stock Option Plan are:

•

The aggregate number of shares of the Corporation’s common stock which may be granted under the Plan is Fifteen Million (15,000,000) shares.

•

All key employees of the Corporation, or of any parent or subsidiary, who are regularly employed on a salaried basis as common law employees, and consultants and directors of the Corporation or of any Parent or Subsidiary who are not Employees, shall be eligible to participate in the Plan.

•

Plan shall be administered by, or under the direction of the Board of Directors, as recommended by an assigned committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act.

•

The Plan shall automatically terminate on the day immediately preceding the tenth (10th) anniversary of the date the Plan was adopted.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Commodore Applied Technologies, Inc. 2009 Stock Option Plan

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commodore Applied Technologies, Inc. (Registrant)

Dated: April 3, 2009	By: /s/ Ted R. Sharp
Ted R. Sharp Principal Financial Officer